Exhibit 5.2

45 Fremont Street, Suite 3000 San Francisco, California 94105 Phone: 415.362.2580

July 31, 2025

AmpliTech Group, Inc.

155 Plant Avenue

Hauppauge, NY 11788

Re:	AmpliTech Group, Inc.
Registration Statement on Form S-3 (File No. 333-288863)

Ladies and Gentlemen:

We act as counsel to AmpliTech Group, Inc., a Nevada corporation (the “Company”), in connection with the sale and issuance of up to $3,343,000 of common stock, par value $0.001 per share (the “ATM Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-288863) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 22, 2025, and as amended by the Pre-Effective Amendment No. 1 to Form S-3 being filed with the Commission on the date hereof (as amended, the “Registration Statement”), and includes the related base prospectus (the “Base Prospectus”), and a prospectus supplement (“Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”), with the ATM Shares to be sold through Maxim Group LLC (the “Agent”) pursuant to an Equity Distribution Agreement dated July 22, 2025, by and between the Company and the Agent (the “Equity Distribution Agreement”).

For purposes of rendering the opinion set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion, including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s amended and restated articles of incorporation as currently in effect, (iv) the Company’s amended and restated bylaws as currently in effect, (v) the corporate minutes and other actions of the Company, and (vi) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA MARYLAND • MASSACHUSETTS • MINNESOTA • MISSISSIPPI • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

AmpliTech Group, Inc.

July 31, 2025

In addition, in rendering this opinion, we have assumed: (A) the genuineness and authenticity of all signatures on original documents; (B) the genuineness and authenticity of all documents submitted to us as originals; (C) the conformity to originals of all documents submitted to us as copies; (D) the accuracy, completeness and authenticity of certificates of public officials; and (E) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company). We have not sought independently to verify such matters.

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Nevada Revised Statutes and express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the ATM Shares have been duly and validly authorized and, when issued and sold pursuant to the Equity Distribution Agreement, upon payment of the consideration therefor and in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company on or about the date hereof and to its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ LEWIS BRISBOIS BISGAARD & SMITH LLP
LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com